SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: May 21, 2008

DYCOM INDUSTRIES, INC.
(Exact name of Registrant as specified in its charter)

Florida	0-5423	59-1277135
(State or other jurisdiction)	(Commission file number)	(I.R.S. employer
of incorporation)		identification no.)

11770 U.S. Highway One, Suite 101
  Palm Beach Gardens, Florida  33408
    (Address of principal executive offices) (Zip Code)

(561) 627-7171
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

❑ Written communications pursuant to Rule 425 under the Securities Act  (17 CFR 230.425)

❑ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❑ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❑ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

1.              Steven E. Nielsen Employment Agreement

On May 15, 2008, Dycom Industries, Inc. (the “Company”) entered into an employment agreement with Steven E. Nielsen (the “Employment Agreement”), a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.1, that superceded the employment agreement between the Company and Mr. Nielsen, dated as of November 25, 2003.

Mr. Nielsen will continue to serve as President and Chief Executive Officer of the Company.  The Employment Agreement provides for a term of employment that continues until May 31, 2012.  If, during the term of the Employment Agreement, there is a “change in control” of the Company at any time following May 15, 2010, Mr. Nielsen’s employment under the Employment Agreement will be extended for an additional two years.

During the term of the Employment Agreement, Mr. Nielsen will receive the following compensation and benefits: (i) an annual base salary of $705,000 (subject to increase by the Compensation Committee of the Board of Directors); (ii) an annual bonus as determined by the Board of Directors with a maximum bonus opportunity of not less than 125% of his base salary; (iii) eligibility to participate in long-term incentive plans of the Company; (iv) eligibility to participate in all employee benefit plans or programs of the Company; and (v) an annual executive physical.

If Mr. Nielsen resigns his employment with the Company without “good reason” or the Company terminates his employment for “cause,” he will not be entitled to any severance payments.  Subject to Mr. Nielsen’s execution and delivery of a general waiver and release, if the Company terminates his employment without cause or Mr. Nielsen resigns his employment with the Company for good reason during the employment term, but prior to a change in control of the Company, Mr. Nielsen will be entitled to a cash severance payment equal to three times the sum of: (x) his then annual base salary, plus (y) the greater of (i) the average amount of the annual bonus paid to him during the three fiscal years immediately preceding such termination or resignation or (ii) 100% of his then annual base salary.  The cash severance payment will be payable in substantially equal monthly installments over the 18-month period following such termination or resignation, provided that any remaining payments will be paid in a lump sum within 5 days following a change in control.  In addition, Mr. Nielsen will continue to participate in the Company’s health and welfare plans for a period of three years following his resignation of employment for good reason or his termination of employment by the Company without cause.

Subject to Mr. Nielsen’s execution and delivery of a general waiver and release, in the event the Company terminates Mr. Nielsen’s employment without cause or Mr. Nielsen resigns employment with the Company for good reason following a change in control of the

Company, Mr. Nielsen will be entitled to a cash severance payment equal to three times the sum of: (x) his then annual base salary, plus (y) the greater of (i) the average amount of the annual bonus paid to him during the three fiscal years immediately preceding such termination or resignation or (ii) 100% of his then annual base salary.  Mr. Nielsen will also be entitled to a pro-rata annual bonus for the year in which such termination of resignation occurs equal to the greater of (i) the average amount of the annual bonus paid to him during the three fiscal years immediately preceding such termination or resignation or (ii) the annual bonus that he would have received based on the actual performance achieved through the date of such termination or resignation.  These amounts will be payable in a single lump sum within five days following such termination or resignation.  Mr. Nielsen will also continue to participate in the Company’s health and welfare plans for a period of three years following his termination or resignation.

In addition, all outstanding equity awards held by Mr. Nielsen at the time of his resignation of employment with the Company for good reason or his termination of employment by the Company without cause following a change in control, will fully and immediately vest and all outstanding performance shares, performance share units or equivalent awards will vest at their target performance levels.

Subject to Mr. Nielsen’s execution and delivery of a general waiver and release, in the event the Company fails to renew the Employment Agreement following the expiration of the employment term on substantially no less favorable terms and Mr. Nielsen terminates his employment, he will be entitled to receive a cash severance payment equal to: (x) one times his then annual base salary, plus (y) the greater of (i) the average amount of the annual bonus paid to him during the immediately preceding three fiscal years or (ii) 100% of his base salary.  The severance payment will be payable in substantially equal monthly installments over the 12-month period following such non-renewal of the Employment Agreement, provided that any remaining payments will be paid in a lump sum within 5 days following a change in control.

If any severance payment would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, the Company will pay Mr. Nielsen a gross-up payment such that the net amount of the severance payment retained by Mr. Nielsen after the deduction of any excise tax will be equal to the amount of such payment prior to the imposition of such excise tax; provided, however, that if the present value of the payments to be made to Mr. Nielsen does not exceed the product of (i) three times his “base amount” (within the meaning of Section 280G of the Internal Revenue Code), multiplied by (ii) 110%, then the severance payments to be provided under the Employment Agreement shall be reduced by the least amount necessary such that no such severance payment will be subject to the excise tax .

Mr. Nielsen is subject to a five-year confidentiality covenant and one-year noncompetition and nonsolicitation covenants.  Mr. Nielsen is also subject to an assignment of inventions and developments agreement.  The Employment Agreement also provides for arbitration in the event of any dispute or controversy arising out of the Employment Agreement or Mr. Nielsen’s employment with the Company.

The Company has also agreed to reimburse Mr. Nielsen, on an after tax basis, for all reasonable legal fees incurred by him in enforcing the Employment Agreement.

The above summary of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the Employment Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated into this Item 5.02 by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated:  May 21, 2008

DYCOM INDUSTRIES, INC.
(Registrant)

By:	/S/ H. Andrew DeFerrari
Name: H. Andrew DeFerrari
Title: Senior Vice President and Chief Financial Officer

Index to Exhibits

Exhibit No.                                                      Description

10.1           Employment Agreement by and between Dycom Industries, Inc. and Steven E. Nielsen, dated as of May 15, 2008.